Calculation of Filing Fee Tables
S-8
Acurx Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	457(a)	93,925	$ 1.396	$ 131,119.30	0.0001381	$ 18.11
Total Offering Amounts:						$ 131,119.30		$ 18.11
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 18.11
Offering Note
[1]	(A) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), that become issuable under the 2021 Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of Common Stock; and (B) pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the maximum aggregate offering price is calculated as the product of (i) 93,925 shares of our common stock and (ii) $1.396, the average of the high and low trading prices of common stock on The Nasdaq Capital Market on March 6, 2025 (a date within five business days prior to the date of this registration statement).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A